CONSENT OF INDEPENDENT REGIstered Public ACCOUNTing firm

We hereby consent to the incorporation by reference in the Prospectuses and Statement of Additional Information constituting parts of this Post-Effective Amendment No. 59 to the Registration Statement on Form N-1A (the “Registration Statement”) of our reports dated December 11, 2014, relating to the financial statements and financial highlights appearing in the October 31, 2014 Annual Reports to Shareholders of Vanguard Mid-Cap Growth Fund and Vanguard High Dividend Yield Index Fund and of our reports dated December 16, 2014, relating to the financial statements and financial highlights appearing in the October 31, 2014 Annual Reports to Shareholders of Vanguard Selected Value Fund, Vanguard International Explorer Fund, Vanguard Emerging Markets Government Bond Index Fund and Vanguard Global Minimum Volatility Fund  (comprising Vanguard Whitehall Funds), which reports are also incorporated by reference into the Registration Statement.  We also consent to the references to us under the heading “Financial Highlights” in the Prospectuses and under the headings “Financial Statements” and “Service Providers—Independent Registered Public Accounting Firm” in the Statement of Additional Information.

/s/PricewaterhouseCoopers LLP

Philadelphia, PA

February 20, 2015